EXHIBIT 10.52

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), entered into as of this 5th day of July, 2006, by and among each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 2 (collectively, the “Pledgors,” and individually, each a “Pledgor”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”):

W I T N E S S E T H:

WHEREAS, Rainbow National Services LLC, a Delaware limited liability company (the “Company”) is a party to that certain Credit Agreement dated as of July 5, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Guarantors (as defined in the Credit Agreement) party thereto, Bank of America, N.A. as syndication agent, the Administrative Agent and the other Lenders (as defined in the Credit Agreement) party thereto, the Lenders have agreed, severally in accordance with their Applicable Percentages and not jointly, to make Loans to the Company in an aggregate principal amount not to exceed the Commitments; and

WHEREAS, the Administrative Agent has agreed to act as agent for the benefit of the Secured Parties (as defined in the Credit Agreement) in connection with the transactions contemplated by the Credit Agreement; and

WHEREAS, each of the Pledgors is (a) either a direct or indirect Subsidiary (as defined in the Credit Agreement) of the Company, (b) the Company, (c) or Holdings (as defined in the Credit Agreement) and each Pledgor will realize substantial direct and indirect benefits as a result of the extension of credit to the Company pursuant to the Credit Agreement; and

WHEREAS, it is a condition precedent to the closing of the Credit Agreement that all of the Pledgors shall have granted the security interest contemplated by this Agreement to secure the prompt and complete payment, observance and performance of, among other things, (a) the obligations of the Pledgors arising from this Agreement, the Credit Agreement and, the other Loan Documents, and (b) all Obligations under the Credit Agreement (including, without limitation, any interest, fees and other charges in respect of the Credit Agreement and the other Loan Documents that would accrue but for the filing of any proceeding under any Debtor Relief Laws (as defined in the Credit Agreement) with respect to the Company or any Guarantor, whether or not such claim is allowed in such proceeding) ((a) and (b) being hereinafter referred to as the “Secured Obligations”);

WHEREAS, each of the Pledgors wishes to pledge and assign to the Administrative Agent all of its right, title and interest in and to all common stock, preferred stock, general partnership interests, limited partnership interests, member interests, limited liability interests and other equity interests owned by such Pledgor, regardless of class or designation (collectively, the “Pledged Interests”) in (i) each of the business organizations listed on Schedule 1 attached hereto (collectively, the “Pledged Subsidiaries” and each a “Pledged Subsidiary”), (ii) each of the Investments in the business organizations listed on Schedule 2 attached hereto (collectively, the “Pledged Investments” and each a “Pledged Investment”) and (iii) each additional Subsidiary of such Pledgor hereafter acquired or formed and each of the Investments such Pledgor hereafter makes which shares, interests or units are required pursuant to the Credit Agreement to be pledged to the Administrative Agent (the “Additional Pledged Interests”); and

WHEREAS, each of the Pledgors has delivered to and deposited with the Administrative Agent certificates representing the Pledged Interests owned by it, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank, and has approved the filing by the Administrative Agent of appropriate Uniform Commercial Code (“UCC”) financing statements with respect to any uncertificated Pledged Interests;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto each hereby agree as follows:

1.             Definitions.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

2.             Security Interest.  As security for (i) the timely fulfillment and performance of each and every covenant and obligation of the Company under the Credit Agreement and the other Loan Documents and (ii) the payment and performance of the Secured Obligations, each Pledgor hereby unconditionally pledges, sells, assigns, transfers, conveys and grants unto the Administrative Agent for the benefit of the Secured Parties all of such Pledgors’ right, title and interest in and to and a continuing security interest in and security title to all of the following property, whether now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has, or may acquire in the future, any right, title or interest (collectively, the “Pledged Collateral”):

(a)           the Pledged Interests and the Additional Pledged Interests and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights related thereto, including, without limitation, any certificates representing the Pledged Interests and the Additional Pledged Interests, the right to request that the Pledged Interests and the Additional Pledged Interests be registered in the name of the Administrative Agent or any of its nominees, the right to receive any certificates representing any of the Pledged Interests and any certificates representing any of the Additional Pledged Interests and the right to require that same be delivered to the Administrative Agent together with undated stock or other powers or assignments of investment securities with respect thereto, duly executed in blank by the applicable Pledgor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests and Additional Pledged Interests;

(b)           all other securities of existing and future Restricted Subsidiaries of such Pledgor at any time and from time to time acquired by such Pledgor, any certificates or other instruments representing such securities, all options, warrants, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in addition to, in substitution of, on account of or in exchange for any and all of such securities; and

(c)           all of such Pledgor’s rights, powers and remedies under any limited liability company agreements of the Pledged Subsidiaries and the Pledged Investments which are limited liability companies, if any (collectively, the “Operating Agreements”) and under any of the partnership agreements of the Pledged Subsidiaries and the Pledged Investments which are general or limited partnerships (collectively, the “Partnership Agreements”); and

(d)           to the extent not otherwise included, all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor, howsoever its interest therein may arise or appear (whether beneficially or of record and whether by ownership, security interest, claim or otherwise).  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to the Pledgors or the Administrative Agent from time to time with respect to any of the Pledged Collateral.

All certificates and instruments currently representing Pledged Collateral are being delivered to the Administrative Agent contemporaneously herewith.  All certificates and instruments constituting Pledged Interests or other Pledged Collateral hereunder which are hereafter received by any Pledgor or to which any Pledgor hereafter becomes entitled shall be delivered to the Administrative Agent promptly upon the receipt thereof by or on behalf of the applicable Pledgor.  In addition, each Pledgor hereby authorizes the filing of  appropriate UCC financing statements for the Pledged Collateral (including any Additional Pledged Interests), as security for the payment and performance of all the Secured Obligations.  All certificates and instruments relating to certificated Pledged Collateral shall be held by the Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

It is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests constituting Pledged Collateral, including, without limitation, all voting, consensual and dividend rights, shall remain in the applicable Pledgor until the Administrative Agent shall notify such Pledgor of the Administrative Agent’s exercise of voting, consensual or dividend rights to such Pledged Interests pursuant to the terms of this Agreement following the occurrence and during the continuation of an Event of Default.

3.             Operating Agreements and Partnership Agreements.

(a)           Anything herein to the contrary notwithstanding, each applicable Pledgor shall, for so long as it shall remain a member under any Operating Agreement, if applicable, or partner under any Partnership Agreement, as the case may be, remain liable under such

Operating Agreement or such Partnership Agreement to observe and perform, in all material respects, all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof.

(b)           For Pledged Collateral where the applicable Operating Agreement, if any, or Partnership Agreement provides that all limited liability company or partnership interests, as applicable, issued thereunder shall be certificated, then the applicable Pledgor or Pledgors shall not amend, supplement or otherwise modify (or consent to any such amendment, supplement or modification of) the terms of such Operating Agreement or such Partnership Agreement, as the case may be, so as to provide for the issuance of uncertificated limited liability company or partnership interests, as applicable, without the prior written consent of the Required Lenders.  In addition, each such Operating Agreement or Partnership Agreement that provides for such limited liability company or partnership interests to be certificated, also provides that such securities are governed by Article 8 of the Uniform Commercial Code.

(c)           For Pledged Collateral where the applicable Operating Agreement, if any, or Partnership Agreement, as the case may be, does not provide that all limited liability company or partnership interests, as applicable, issued thereunder shall be certificated, the applicable Pledgor or Pledgors hereby represent and warrant to the Administrative Agent that such Pledged Collateral (i) is not dealt in or traded on securities exchanges or in securities markets, (ii) does not constitute investment company securities, and (iii) is not held by such Pledgor or Pledgors in a securities account.  In addition, none of the Operating Agreements, if any, nor any of the Partnership Agreements or any other agreements governing any of the uncertificated Pledged Collateral provide that such Pledged Collateral may be certificated or that such Pledged Collateral are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

4.             Representation and Warranty.  Each Pledgor hereby represents and warrants to the Administrative Agent as follows:

(a)           except for the security interest created hereby, such Pledgor is and will at all times be the legal and beneficial owner, free and clear of all Liens (other than Permitted Liens, if any, or other Liens, if any, permitted under the Credit Agreement), of the Pledged Interests now or hereafter owned by such Pledgor and, when acquired by such Pledgor, the Additional Pledged Interests;

(b)           all of the Pledged Interests from time to time constituting Pledged Collateral either have been or will be duly authorized, validly issued, fully paid and (to the extent a Pledged Subsidiary or a Pledged Investment is a corporation) non-assessable, with no personal liability attaching to the ownership thereof (other than any personal liability associated with ownership of a general partnership interest), and the Pledged Collateral constitutes or will constitute the percentage of the issued and outstanding equity interests of (i) the Pledged Subsidiaries of such Pledgor identified on Schedule 1 hereto and (ii) the Pledged Investments of such Pledgor identified on Schedule 2 hereto;

(c)           such Pledgor has the unencumbered right and power and the requisite authority to pledge the Pledged Collateral owned by it as provided herein;

(d)           copies of any Partnership Agreements or Operating Agreements, if applicable, furnished to the Administrative Agent are true, complete and correct copies, as amended through the date hereof and are in full force and effect;

(e)           all actions necessary or reasonably requested to perfect, establish the first priority of, or otherwise protect, the security interest of the Administrative Agent in the Pledged Collateral have been duly taken, except for the taking of possession by the Administrative Agent of certificates, instruments and cash constituting Pledged Collateral hereunder and which are acquired by such Pledgor after the date hereof;

(f)            subject to obtaining certain consents and approvals and giving certain notices prior to the transfer of the Pledged Collateral, the exercise by the Administrative Agent of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting such Pledgor or any of its properties and will not result in or require the creation of any Lien upon or with respect to any of its properties;

(g)           no authorization or approval or other action by, and no notice to or filing with, any court, agency, department, commission, board, bureau or instrumentality of the United States or any State or other political subdivision thereof (a “Governmental Authority”) or regulatory body, or any other third party, except as has previously been obtained, is required either (i) for the pledge and assignment hereunder by such Pledgor of, or the grant by such Pledgor of the Lien and security interest created hereby in, the Pledged Collateral, or (ii) for the exercise by the Administrative Agent of its rights and remedies hereunder, except as may be required in respect of any such exercise by laws affecting the offering and sale of securities generally; and

(h)           this Agreement creates a valid Lien and security interest in favor of the Administrative Agent in the Pledged Collateral as security for the Secured Obligations.  The execution and delivery of this Agreement, the taking possession by the Administrative Agent of the certificates, instruments and cash constituting Pledged Collateral and the filing of any necessary and appropriate UCC financing statements with respect to Pledged Collateral hereunder to the extent such Pledged Collateral is not represented by such certificates, instruments or cash from time to time will perfect and establish the first priority of the Lien and security interest hereunder in favor of the Administrative Agent securing the Secured Obligations, other than Permitted Liens and other Liens, if any, permitted under the Credit Agreement.

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5.             No Liens.  Each Pledgor covenants and agrees that except as permitted under the Credit Agreement:  (a) such Pledgor will not sell or otherwise dispose of any interest in the Pledged Collateral or any funds or property held therein or constituting a part thereof; or (b) such Pledgor will not create or permit to exist any mortgage, pledge, Lien, charge or other encumbrance upon or with respect to the Pledged Collateral or any funds or property constituting a part thereof, other than the Lien and security interest created hereunder in favor of the Administrative Agent, Permitted Liens, and other Liens, if any, permitted under the Credit

Agreement, and such Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Administrative Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

6.             Covenants Regarding Pledged Interests.  So long as any of the Secured Obligations shall remain outstanding and until such time as the Commitments shall have been terminated, and except to the extent and in the manner otherwise permitted by the Credit Agreement, each Pledgor hereby covenants and agrees that:

(a)           such Pledgor shall at its own expense, promptly deliver to the Administrative Agent a copy of each material notice or other communication received by it from any Person other than any of the Loan Parties in respect of any of the Pledged Interests constituting Pledged Collateral hereunder;

(b)           such Pledgor shall not make or consent to any amendment or other modification or waiver with respect to any such Pledged Interests, or enter into any agreement or permit to exist any restriction with respect to any such Pledged Interests other than pursuant hereto;

(c)           such Pledgor shall not permit the issuance of (i) any additional shares of any class of stock, partnership interests and/or units, or limited liability company or member interests of any Pledged Subsidiary or any Pledged Investment, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any shares of capital stock, partnership interests and/or units or limited liability company or member interests of any Pledged Subsidiary or any Pledged Investment, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock, partnership interests and/or units or limited liability company or member interests of any Pledged Subsidiary or any Pledged Investment;

(d)           such Pledgor shall not convey or encumber any of the Pledged Collateral in any manner whatsoever nor take any action which would (or fail to take any action, the result of which failure would) in any manner impair the value of the Pledged Collateral in any material respect or the priority or enforceability of the security interest of the Administrative Agent therein;

(e)           such Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Administrative Agent, subject to such Pledgor’s rights under Section 9-509(d)(2) of the Uniform Commercial Code;

(f)            such Pledgor will cooperate with the Administrative Agent, at such Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal (domestic or foreign), state, provincial, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(g)           such Pledgor agrees to execute, deliver and record (if applicable), upon the request of the Administrative Agent, to carry out these presents or to accomplish any other purpose deemed by the Administrative Agent to be necessary or appropriate in connection with these presents, such additional stock, or other powers, endorsements, UCC financing statements and other instruments, as the Administrative Agent may deem advisable; and

(h)           such Pledgor authorizes the Administrative Agent to file, transmit, or communicate, as applicable, UCC financing statements and amendments in order to perfect its interest in the Pledged Collateral without such Pledgor’s signature to the extent permitted by applicable Law; and such Pledgor also hereby ratifies its authorization for the Administrative Agent to have filed in any jurisdiction any financing statements, in lieu of financing statements or amendments thereto if filed prior to the date hereof.

7.             Power of Attorney; Standard of Care.

(a)           After the occurrence and during the continuation of an Event of Default, each Pledgor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and execute any documents which the Administrative Agent may deem necessary or desirable in connection with the terms and provisions of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to such Pledgor, and all other assets due such Pledgor from any Pledged Subsidiary or any Pledged Investment, in each case representing any payment on or any dividend or other distribution in respect of the Pledged Interests constituting Pledged Collateral hereunder or any part thereof and to give full discharge for the same, (ii) to cause such Pledgor to comply, and to instruct any direct Subsidiary of such Pledgor to comply, with any obligation under the related Partnership Agreement, Operating Agreement, if any, or any other limited liability company agreement, partnership agreement, charter, by-laws or other governing documents of any Pledged Subsidiary or to take any action thereunder, (iii) to use such measures, legal or equitable, as in its discretion may be deemed reasonably necessary or appropriate to enforce the payment of any of the items listed in clause (i) above to the Administrative Agent; and (iv) to hold, use and apply all cash distributions received by it (together with all interest earned thereon), and to convert any non-cash distributions to cash, and in each case, to apply the proceeds thereof in payment of charges or expenses incurred by the Administrative Agent in connection with any and all things which the Administrative Agent may do or cause to be done hereunder and thereafter in the order of application set forth in the Credit Agreement.  If any Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses that the Administrative Agent incurs in connection therewith shall be payable jointly and severally, by the Pledgors and deemed a part of the Secured Obligations secured hereby.

(b)           Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Administrative Agent shall not have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering same or tendering surrender of same to the Pledgors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Administrative Agent’s possession if the Pledged Collateral is accorded treatment similar to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any of the Pledged Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral, unless the failure to do so constitutes the gross negligence or willful misconduct of the Administrative Agent.

8.             Indemnity and Expenses.

(a)           Each Pledgor agrees to indemnify and save harmless the Administrative Agent and the other Secured Parties, or any of them, from and against any and all claims, obligations, losses, penalties, causes of action and liabilities growing out of or resulting from this Agreement (including, without limitation, the enforcement of this Agreement or the occurrence of any default or breach by such Pledgor or any of its Pledged Subsidiaries or its Pledged Investments of their respective obligations under any Partnership Agreements, Operating Agreements, if any, or limited liability company agreement, partnership agreement, charter, by-laws or other governing documents, as applicable), except such claims, obligations, losses, penalties, causes of action or liabilities resulting solely and directly from the gross negligence or willful misconduct of the Administrative Agent.  The amount of any such claims, obligations, losses, penalties, causes of action or liabilities for which indemnification is required under the prior sentence shall be deemed part of the Secured Obligations secured hereby.

(b)           The Pledgors will, upon demand, jointly and severally, pay to the Administrative Agent the amount of any and all reasonable expenses, including the disbursements and reasonable fees of the Administrative Agent’s counsel and of any experts, consultants and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

9.             Additional Pledged Interests.  In the event that, during the term of this Agreement, any Pledgor shall receive or become entitled to receive any Additional Pledged Interests (including, without limitation, any Additional Pledged Interests representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, merger, consolidation, sale of assets, combination or other reorganization), or any promissory note or other instrument received by any Pledgor by virtue of its having been an owner of any of the Pledged Collateral, or any other assets (including, without limitation, any options, warrants, subscriptions or other rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise) constituting Pledged Collateral, each Pledgor agrees to deliver promptly (and in any event within 5 Business Days) to the Administrative Agent the following:  (a) with respect to any such Additional Pledged Interests or other Pledged Collateral represented by a certificate or other instrument, or any such promissory note or other instrument received, such certificate, promissory note or other instrument, together with undated powers endorsed in blank by such Pledgor; (b) with respect to any such Additional Pledged Interests or other Pledged Collateral which is not represented by a certificate or other instrument, necessary and appropriate UCC financing statements to the extent required in order to perfect the Lien and security interest of the Administrative Agent in such Additional Pledged Interests and other Pledged Collateral granted hereunder; and (c) in each case, a duly executed Pledge Agreement Addendum in substantially the form of Annex 1 hereto (a “Pledge Agreement Addendum”) identifying the Additional Pledged Interests, promissory note or other instrument or other Pledged Collateral which are pledged by such Pledgor pursuant to this Agreement.  Upon the execution and delivery of any Pledge Agreement Addendum, any Additional Pledged Interests, promissory note or other instrument and other Pledged Collateral identified thereon shall thereafter constitute Pledged Collateral to be held by the Administrative Agent pursuant to the terms of this Agreement.  In case any distribution of any common stock, preferred stock, general partner interests, limited partner interests, limited liability company interests, member interests or other equity interests of any Person, regardless of class or designation, or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims or any character with respect to any of the foregoing, shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the equity interests of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered promptly by each applicable Pledgor to the Administrative Agent to be held by it as additional collateral security for the Secured Obligations.  All sums of money and property so paid or distributed in respect of the Pledged Collateral which are received by any Pledgor shall, until paid or delivered to the Administrative Agent, be held by the Company in trust for the benefit of the Administrative Agent segregated from such Pledgor’s other property, and such Pledgor shall deliver it forthwith to the Administrative Agent in the exact form received, with any necessary UCC financing statements or any necessary endorsement or appropriate stock or other powers or assignments duly executed in blank.

10.           Default.  In the event of the occurrence and during the continuation of an Event of Default, the Administrative Agent may, pursuant to Section 8.02 of the Credit Agreement, without the necessity of foreclosure and as a means of substituting collateral, sell, transfer or otherwise dispose of any of the Pledged Collateral or any interest or right therein or any part thereof upon 10 Business Days’ prior written notice to the applicable Pledgor, in one or more parcels, at the same or different times, at a public or private sale, or may make any other commercially reasonable disposition of the Pledged Collateral or any portion thereof.  Each Pledgor hereby acknowledges and agrees that such notice, when given, shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.  The Administrative Agent or any other Secured Party may purchase the Pledged Collateral or any portion thereof.  The proceeds of the sale or other disposition of any of the Pledged Collateral shall be applied to the Secured Obligations in such order as set forth in the Credit Agreement.  Any remaining proceeds shall be paid over to the applicable Pledgor or others as provided by law.  In the event the proceeds of such sale or other disposition of the Pledged Interests are insufficient to satisfy the Secured Obligations in full, each Pledgor shall remain jointly and severally liable for any such deficiency.

11.           Additional Rights of Secured Parties.  In addition to its rights and privileges under this Agreement or any other Loan Document, the Administrative Agent shall have all the rights,

powers and privileges of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction, and such other rights or remedies which it may have at law or in equity.

12.           Termination and Release.  Upon payment in full of the Secured Obligations and the performance and satisfaction in full of all covenants and undertakings of the Company under the Credit Agreement and the other Loan Documents and the termination of the Commitments, the Administrative Agent shall take such actions as may be reasonably necessary to terminate and release the security interest in and security title to the Pledged Collateral granted to the Administrative Agent hereunder, and to cause the Pledged Collateral to be delivered to the applicable Pledgor, all at the joint and several cost and expense of the Pledgors.

13.           Disposition of Pledged Collateral by the Administrative Agent.  To the extent that any of the Pledged Interests constituting Pledged Collateral hereunder are not registered or qualified under the various Federal or state securities acts, the disposition thereof after the occurrence and during the continuation of an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Pledgor understands that, upon such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for such Pledged Interests than if the same were registered pursuant to Federal and state securities legislation and sold on the open market.  None of the Pledged Collateral existing as of the date of this Agreement constitutes, and none of the Additional Pledged Interests hereafter acquired on the date of acquisition thereof, will constitute, investment company securities, and none of the Pledged Collateral existing as of the date of this Agreement is, and none of the Additional Pledged Interests hereafter acquired on the date of acquisition thereof will be, (x) held by any Pledgor in a securities account or (y) registered or qualified under the various Federal or state securities laws of the United States.  Each Pledgor, therefore, agrees that: (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares or obligations of companies or entities in the same or similar business as the issuing company or entity which brokerage or investment firm shall have reviewed financial data and other information available to the Administrative Agent pertaining to such Pledgor and its Subsidiaries (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Administrative Agent’s action) as to the best manner in which to offer the Pledged Collateral for sale and as to the best price reasonably obtainable at the private sale thereof; and such reliance shall be conclusive evidence that the Administrative Agent has handled such disposition in a commercially reasonable manner.

14.           Pledgors’ Obligation Absolute.

(a)           The obligations of each Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Company or any other Person, nor against other security or Liens available to the Administrative Agent or any other Secured Party.  Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that the Administrative Agent or any other Secured Party resort to any security or to any balance of any deposit account or credit on the books of any Secured Party in favor of any other Person or to require resort to rights or remedies hereunder prior to the exercise of any other rights or remedies of the Administrative Agent or any other Secured Party in connection with the Secured Obligations.

(b)           The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by:  (i) any proceeding under any Debtor Relief Laws of such Pledgor or any Affiliate of such Pledgor; (ii) any exercise or nonexercise, or any waiver, by the Administrative Agent or any other Secured Party, of any rights, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, the Credit Agreement or any other Loan Document, or any security for any of the Secured Obligations (other than this Agreement); or (iii) any amendment to or modification of the Secured Obligations, this Agreement, the Credit Agreement or any other Loan Document or any security for any of the Secured Obligations (other than this Agreement), whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

15.           Voting Rights.

(a)           Upon the occurrence and during the continuation of an Event of Default, (i) the Administrative Agent may, upon 10 Business Days’ prior written notice to the Pledgors of its intention to do so, exercise all voting rights and all other ownership or consensual rights of the Pledged Collateral hereunder, but under no circumstances is the Administrative Agent obligated to exercise such rights, and (ii) each Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the 10th Business Day following the giving of notice by the Administrative Agent as provided in Section 16 hereof, as such Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Pledged Interests owned by such Pledgor in any manner the Administrative Agent deems advisable, consistent with the provisions of the Credit Agreement, for or against all matters submitted or which may be submitted to a vote of shareholders; members or partners, as applicable; provided that, until such occurrence of an Event of Default and the giving of the aforesaid notice by the Administrative Agent, such Pledgor shall retain all voting rights to such Pledged Collateral.  The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)           For so long as any Pledgor shall have the right to vote any Pledged Interests constituting Pledged Collateral hereunder, each Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, (i) vote or take any consensual action with respect to such Pledged Collateral which would constitute an Event of Default, (ii) cause, permit or allow any assets of any Pledged Subsidiary or any Pledged Investment to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of, except as permitted under the terms of the Credit Agreement, or (iii) cause, permit or allow any Pledged Subsidiary and any Pledged Investment to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other Person, except as permitted under the terms of the Credit Agreement.

16.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in the Credit Agreement.  Notice of change of address for notice shall also be governed by the Credit Agreement.  Notices given to any Pledgor shall be delivered to such Pledgor at its address as provided in Schedule 3 hereof.

Notices given to any Pledged Subsidiary or any Pledged Investment shall be delivered in care of the applicable Pledgor at its address as provided in Schedule 3 hereof.  Notices given to the Administrative Agent or any other Secured Party shall be addressed as provided in the Credit Agreement.

17.           Security Interest Absolute.  All rights of the Administrative Agent, and all security interests and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:  (1) any lack of validity or enforceability of the Credit Agreement or any other Loan Documents; (2) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document; (3) any increase in, addition to, exchange or release of, or non-perfection of any Lien on or security interest in any other collateral or any release or amendment or waiver of or consent to departure from any security document or guaranty, for all or any of the Secured Obligations; (4) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any obligor in respect of the Secured Obligations, or such Pledgor in respect of this Agreement; or (5) the absence of any action on the part of the Administrative Agent or any other Secured Party to obtain payment or performance of the Secured Obligations from any other loan party.

18.           Continuing Security Interest.  No transfer or renewal, extension, assignment or termination of this Agreement or of the Credit Agreement, any other Loan Document or any other instrument or document executed and delivered by any of the Pledgors to the Administrative Agent, nor any additional Loans made by the Lenders to the Company, nor the taking of further security, nor the retaking or re-delivery of the Pledged Collateral to any of the Pledgors by the Administrative Agent, nor any other act of any of the Administrative Agent and the other Secured Parties shall release any of the Pledgors from any obligation, except a release or discharge executed in writing by the Administrative Agent and the other Secured Parties with respect to such obligation or payment of such obligation or upon full payment to the Administrative Agent, satisfaction of all of the Secured Obligations and termination of the Commitments.  No failure to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents held by the Administrative Agent or any other Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right.  The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights and remedies of the Administrative Agent hereunder or under any other Loan Documents against any party thereto are not conditional or contingent on any attempt by the Administrative Agent or any other Secured Party to exercise any of its or their rights under any other Loan Document against such party or against any other Person.

19.           Binding Agreement.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.  This Agreement, together with all documents referred to herein, constitutes the entire Agreement among the Pledgors and the

Administrative Agent with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgors, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be binding upon the Pledgors and their respective successors and assigns, and shall inure to the benefit of the Administrative Agent and its successors and assigns.

20.           Severability.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

21.           Miscellaneous.  No failure to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents held by the Administrative Agent or any other Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right.  The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights and remedies of the Administrative Agent hereunder or under any other Loan Documents against any party thereto are not conditional or contingent on any attempt by the Administrative Agent or any other Secured Party to exercise any of its or their rights under any other Loan Document against such party or against any other Person.

22.           Counterparts.        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

23.           Administrative Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the ratable benefit of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of the Secured Parties.

24.           Additional Pledgors.  To the extent required to be pledged, pursuant to Section 7.08 of the Credit Agreement, any new Subsidiary (which, consistent with the limitations set forth in the definition of “Subsidiary,” shall not include an Unrestricted Subsidiary for purposes of Section 7.08 of the Credit Agreement) or any new Investments of any of the Loan Parties is required to enter into this Agreement by executing and delivering to the Administrative Agent an instrument in the form of Annex 2 attached hereto. Upon the execution and delivery of Annex 2 by such new Subsidiary or such new Investment, such Subsidiary or such Investment, as applicable, shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor hereunder.

N WITNESS WHEREOF, the undersigned have hereunto set their hands by and through their duly authorized signatories, as of the day and year first above written.

PLEDGORS:	WE: WOMEN’S ENTERTAINMENT LLC

AMERICAN MOVIE CLASSICS COMPANY LLC

THE INDEPENDENT FILM CHANNEL LLC

	By:	John Bier
	Name:	John Bier
	Title:	Authorized Signatory
of each of the above-named limited liability companies

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

	By:	John Bier
	Name:	John Bier
	Title:	Authorized Signatory

RAINBOW NATIONAL SERVICES LLC

	By:	John Bier
	Name:	John Bier
	Title:	Sr. Vice President & Treasurer

RAINBOW PROGRAMMING HOLDINGS LLC

	By:	Rainbow Media Enterprises, Inc., its sole member

	By:	John Bier
	Name:	John Bier
	Title:	Sr. Vice President & Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

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ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	John Kowalczuk
	Name:	John Kowalczuk
	Title:	Vice President

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